Exhibit 99.1

211 Commerce Street • Suite 800 • Nashville, Tennessee 37201 • www.caremark.com • (615) 743-6600

CAREMARK SHAREHOLDERS APPROVE CVS MERGER

Nashville, Tenn. – March 16, 2007 – Caremark Rx, Inc. (NYSE: CMX) announced today that its shareholders have approved the merger with CVS Corporation (NYSE: CVS), based on a preliminary vote count by its proxy solicitor. A substantial majority of outstanding shares were cast in favor of the merger.

“We are gratified that Caremark shareholders have recognized the compelling strategic and financial benefits of this groundbreaking merger,” said Mac Crawford, Chairman, Chief Executive Officer and President. “Caremark and CVS now have an historic opportunity to define and lead the continuing evolution of the pharmaceutical services industry and build on both companies’ records of creating value for our shareholders and customers.”

The merger is expected to close shortly, subject to official certification of the voting results by the independent inspectors of election, IVS Associates, Inc.

About Caremark

Caremark is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. The company’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. In addition, Caremark is a national provider of drug benefits to eligible beneficiaries under the Medicare Part D program. The company operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Additional information about Caremark is available at www.caremark.com and at www.cvscaremarkmerger.com.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Caremark and CVS. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to Caremark, CVS or the combined company or the transaction, are intended to identify those assertions as forward-looking statements. Such statements include, but are not limited to, statements about the benefits of the merger, information about the combined company, including anticipated accretion, return on equity, cost synergies, incremental revenues, new products and offerings, cash flows, combined operating and financial data, including future financial and operating results, the combined company’s objectives, plans and expectations, the likelihood of satisfaction of certain closing conditions and whether and when the merger will be consummated. These statements are based upon the current beliefs and expectations of management of Caremark and CVS and are subject to a number of factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. The following factors, among other things, could cause actual results to differ from the forward-looking statements in this document: (1) the companies may be unable to obtain stockholder or regulatory approvals in a timely manner, if at all; (2) the businesses of Caremark and CVS may not be integrated successfully or as quickly as expected; (3) cost savings and any other synergies or cash flows from the merger may not be fully realized or may take longer to realize than expected; (4) the transaction may involve unexpected costs; (5) the businesses and results of operations of Caremark and CVS may suffer as a result of uncertainty surrounding the transaction; and (6) the industry may be subject to future regulatory or legislative action. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements of the two companies. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release. Risk factors affecting the businesses of each of Caremark and CVS are set forth in, and may be accessed through, each company’s filings with the SEC. These and other factors relating to the merger are available in the joint proxy statement/prospectus filed with the SEC.

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Contact:

Investor Relations: Craig Hartman, (615) 743-6653

Media Relations:

George Sard/Brandy Bergman/Jeffrey Mathews, Sard Verbinnen & Co, (212) 687-8080